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                                                                     EXHIBIT 4.1

                         SOUTHERN MINERAL CORPORATION

                    Series B Perpetual Warrant Certificate
          Representing Warrants to Purchase Shares of Common Stock,
                           Par Value $0.01 Per Share

     This Warrant Certificate certifies that, [_____________________] (including its successors, the "HOLDER"), is the holder of [______] Series B Perpetual Warrants ("WARRANTS"), each of which entitles such Holder to purchase, at any time, one share (as adjusted) of common stock, par value $0.01 per share ("COMMON STOCK"), of Southern Mineral Corporation, a Nevada corporation (the "COMPANY"), as such stock is constituted at the date of this warrant, at the price of $4.21 per share (as adjusted, the "WARRANT PRICE"), but such number of shares and the Warrant Price may be adjusted from time to time upon the occurrence of certain events as provided in the Warrant Agreement (hereinafter defined), by the surrender of this Warrant Certificate, with the subscription form on the reverse side hereof duly executed, at the office of American Stock Transfer & Trust Company, a New York corporation (the "WARRANT AGENT"), whose address is 6201 Fifteenth Avenue, New York, New York, 11219, and the payment of, in lawful money of the United States, the Warrant Price for the number of whole shares of Common Stock as to which Warrants represented by this Warrant Certificate are exercised, subject to the conditions set forth herein.

     Upon exercise of less than the full number of Warrants represented by this Warrant Certificate, there shall be countersigned and issued to or upon the order of the Holder a new Warrant Certificate in respect of the Warrants as to which this Warrant Certificate shall not have been exercised.

     This Warrant Certificate may be exchanged either separately or in combination with one or more other countersigned Warrant Certificates for one or more new countersigned Warrant Certificates representing the same aggregate number of Warrants represented by the Warrant Certificate or Warrant Certificates exchanged.

     No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder; rather, a cash payment in respect thereof will be made by the Company in lieu of the issuance of a fractional share as provided in the Warrant Agreement.

     No holder of this Warrant Certificate or of any Warrant shall be deemed to be the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon any holder of this Warrant Certificate or of any Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any reorganization, issuance of securities, reclassification or conversion of Common Stock, consolidation, merger, sale, lease, conveyance or otherwise), receive notice of meetings or other action affecting stockholders (except for
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notices expressly provided for in the Warrant Agreement) or receive dividends or subscription rights or otherwise.

     This Warrant Certificate is issued under and in accordance with the Series B Perpetual Warrant Agreement dated as of [_________], 2000 (the "WARRANT AGREEMENT"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in such Warrant Agreement, to all of which terms and provisions the Holder consents by acceptance hereof.

     This Warrant Certificate and all rights hereunder are transferable by the registered holder hereof, in whole or in part, on the register of the Company, upon surrender of this Warrant Certificate for registration of transfer at the office of the Warrant Agent maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed by, the holder hereof or his attorney duly authorized in writing, with signature guaranteed as specified in the attached Form of Assignment. Upon any partial transfer, the Company will issue and deliver to such holder a new Warrant Certificate or Warrant Certificates with respect to any portion not so transferred. No service charge shall be made for any registration of transfer or exchange of this Warrant Certificate, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection herewith.

     Each taker and holder of this Warrant Certificate, by taking or holding the same, consents and agrees that this Warrant Certificate, when duly endorsed in blank, shall be deemed negotiable and that when this Warrant Certificate shall have been so endorsed, the holder hereof may be treated by the Company, the Warrant Agent and all other persons and entities dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company maintained by the Warrant Agent, notwithstanding any notice to the contrary, but until such transfer on such register, the Company and the Warrant Agent may treat the registered holder hereof as the owner hereof for all purposes.

     This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

           [The remainder of this page is intentionally left blank.]
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     This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

                                    SOUTHERN MINERAL CORPORATION


                                    By:
                                           ------------------------------
                                    Name:
                                           ------------------------------
                                    Title:
                                           ------------------------------

COUNTERSIGNED:


AMERICAN STOCK TRANSFER & TRUST COMPANY
as Warrant Agent

By:
       ------------------------------
Name:
       ------------------------------
Title:
       ------------------------------


Dated __________________
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                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                           EXERCISE SUBSCRIPTION FORM

           (To be executed only upon exercise of Warrant Certificate)


To:  Southern Mineral Corporation

     The undersigned irrevocably exercises ______________ Warrants represented by this Warrant Certificate for the acquisition of _____________ shares of common stock, par value $0.01 per share, of Southern Mineral Corporation on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest herein to Southern Mineral Corporation, and directs that the shares of common stock deliverable upon the exercise of this Warrant Certificate be registered or placed in the name and at the address specified below and delivered thereto.

Dated: __________________
                              __________________________(1)
                              (Signature of Owner)

                              __________________________
                              (Street Address)

                              __________________________
                              (City)  (State)  (ZIP Code)

                              Signature Guaranteed by:


                              _____________________________________


-------------------------
(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by an eligible guarantor institution pursuant to SEC Rule 17Ad-15.
-------------------------
Shares of Common Stock to be issued to:

Please insert Social Security or identifying number:

Name:
Street Address:
City, State and ZIP Code:


Any Warrants represented by this Warrant Certificate which are exercisable but unexercised to be issued to:

Please insert Social Security or identifying number:

Name:
Street Address:
City, State and ZIP Code:
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                              [FORM OF ASSIGNMENT]

     FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns and transfers unto the assignee(s) named below (including the undersigned with respect to any shares of common stock for which the Warrants represented by the within Warrant Certificate are exercisable but the right to exercise for which is not being assigned hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants as are set forth below:

                                   Social Security
                                     or other
                                    identifying
Name(s) of                          number of        Number of Warrants
Assignees        Address            Assignee(s)        being assigned
---------        -------            -----------      ------------------



and does hereby irrevocably constitute and appoint _______________ the undersigned's attorney to make such transfer on the books of Southern Mineral Corporation maintained for that purpose with full power of substitution in the premises.

Dated:     ______________________

                              __________________________(1)
                              (Signature of Owner)


                              __________________________
                              (Street Address)


                              __________________________
                              (City)  (State)  (ZIP Code)


                              Signature Guaranteed by:


                              _____________________________________


-------------------------
(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by an eligible guarantor institution pursuant to SEC Rule 17Ad-15.